Exhibit 10.28

(1) AGREEMENT AND WAIVER

Reference is hereby made to the Note Purchase Agreement dated May 1, 2017 (the “Agreement”) and Agreement and Waiver dated August 29, 2017 (the “August Waiver”) by and between Arkados Group, Inc. (now Solbright Group, Inc.), a Delaware corporation (the “Company”), and the undersigned entities (collectively, “AIP”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, on May 1, 2017 (the “Closing Date”), the Company and AIP completed a financing transaction pursuant to which the Company raised capital by issuing (i) secured convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,500,000 and (ii) warrants to purchase shares of Company common stock to AIP and its affiliated entities in accordance with the terms of the Agreement;

WHEREAS, in connection with entering into the Agreement, the Company also entered into a registration rights agreement of the same date (the “Registration Rights Agreement”) with AIP with respect to the registration of the shares of Company common stock issuable upon conversion of the Notes (the “Conversion Shares”) and exercise of the warrants (the “Warrant Shares” and together with the Conversion Shares, the “Registrable Securities”), and pursuant to the terms of the Registration Rights Agreement agreed to file a registration statement on Form S-1 (the “Registration Statement”) by July 15, 2017 (the “Initial Filing Date”) with the Securities and Exchange Commission to register the Registrable Securities for resale to the public;

WHEREAS, failure to file the Registration Statement by the Initial Filing Date constitutes an “Event of Default” under Section 9.1(c) of the Agreement, and the Company failed to file the Registration Statement by the Initial Filing Date, which was extended by the August Waiver to September 1, 2017, and as of December 21, 2017, the Company is still in default of the Agreement and requested an extension to January 30, 2018;

WHEREAS, failure to meet financial covenants and raise required equity up to date as per Article 8 of the Agreement constitutes an “Event of Default” and is thus, in default of the Agreement; and

WHEREAS, Section 9.6 of the Agreement gives the Majority Holders the power to instruct the Security Agent waive the Events of Default.

NOW THEREFORE, the parties agree as follows:

1.          The Majority Holders hereby waive, and instruct the Security Agent to waive, the Events of Default referenced in the recitals up to the December 31, 2017 and extend the Initial Filing Date to January 30, 2018, subject to terms below.

2.         Arkados Group, Inc. hereby agrees to issue 1,000,000 additional shares of its common stock, par value $0.0001 per share, to the Holders, to be issued in four certificates to Noteholder, pro-rata (the “Waiver Fee”).

3.         Except as explicitly stated in this Agreement and Waiver, the terms and conditions of the Agreement remain in full force and effect. Without limiting the foregoing:

(a) Section 8.1(s) shall apply for periods beginning February 1, 2018.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Waiver effective as of as of December 21, 2017.

SOLBRIGHT GROUP, INC.,

By:	/s/ Terrence De Franco
Name: Terrence De Franco
Title: CEO

AIP ASSET MANAGEMENT INC., as Security Agent

By:	/s/ Jay Bala
Name: Jay Bala, CFA
Title: President

AIP PRIVATE CAPITAL INC., as a Holder

By:	/s/ Alex Kanayev
Name: Alex Kanayev
Title: Managing Partner

Agreement and Waiver	2	December 21, 2017

AIP CANADIAN ENHANCED INCOME
CLASS,
as a Holder

	By:	/s/ Jay Bala
Name: Jay Bala, CFA
Title: Portfolio Manager

AIP GLOBAL MACRO FUND, LP, as a Holder

By:	/s/ Jay Bala
Name: Jay Bala, CFA
Title: Portfolio Manager

AIP GLOBAL MACRO CLASS, as a Holder

By:	/s/ Jay Bala
Name: Jay Bala, CFA
Title: Portfolio Manager

Agreement and Waiver	3	December 21, 2017